BayFirst Financial Corp.
Second Quarter 2025 Earnings Call
CORPORATE SPEAKERS:
Robin L. Oliver
BayFirst Financial; President, Chief Operating Officer
Scott J. McKim
BayFirst Financial; EVP, Chief Financial Officer
Thomas G. Zernick
BayFirst Financial; Chief Executive Officer and Director
ANALYSTS:
Ian Green
Pendragon Capital
Julienne Cassarino
Sycamore Analytics
Ross Haberman
RLH Investments, LLC

PRESENTATION
Operator
Good morning, ladies and gentlemen, and welcome to the BayFirst Financial Corp. Q2 2025 Conference Call and Webcast. [Operator Instructions] Also note that this call is being recorded on Wednesday, July 30, 2025. I would now like to turn the conference over to Tom Zernick, CEO. Please go ahead, sir.
Thomas G. Zernick
CEO & Director
Thank you, Sylvie. Good morning, and thank you for participating on our call today. Once again, with me is Robin Oliver, our President and Chief Operating Officer; and Scott McKim, our CFO.
Today's call will include forward-looking statements and non-GAAP financial measures. Please refer to our cautionary statement on forward-looking statements contained on Page 2 of the investor presentation.
We reported a net loss this quarter of $1.2 million, driven by notably higher provision expense and higher write-downs on our portfolio of loans measured at fair value. As we announced last quarter, management and the Board initiated a comprehensive strategic review aimed at derisking unguaranteed SBA 7(a) balances on the balance sheet and positioning the company for long term growth and enhanced shareholder value. Much progress is being made, and we expect to have additional information on our plans and the expected results in the coming weeks. In conjunction with our review, BayFirst reported charge offs and fair value write-downs on related SBA 7(a) loans with elevated levels of risk. The net loss this quarter of $1.2 million is driven by these additional charge offs and fair value write-downs. This will provide for a stronger balance sheet to take advantage of community banking opportunities. Furthermore, to offset the impact of these charges, the Board has voted to suspend common and preferred stock dividend payments and Board of Director fees.
Now I want to talk about some areas that are performing well in the first half of the year and activities that set the stage for continuing transitioning BayFirst into a strong community bank.

BayFirst Financial Corp.
Second Quarter 2025 Earnings Call
Our net interest margin improved again in the second quarter, an increase of 29 basis points to 4.06%. Fueling this improvement were increases in noninterest-bearing account balances, savings and money market account balances, and time deposits, partially offset by a decrease in interest-bearing transaction account balances.
Our Trendsetter deposit portfolio of 50 or better senior club has over 2,100 accounts and represents more than $200 million of balances. Year to date, we added 60 more households through this program. Plus our Cash Kids Club program has over 1,300 accounts and has grown by 11% this year. These programs are important sources of core deposits and demonstrate our commitment to building household relationships across Tampa Bay and Sarasota.
I also want to point out that our ReferLive program, which allows our current customers to refer their friends and family to BayFirst has generated over $4.0 million of new deposits and $10.5 million of consumer loans over the past 12 months.
The Bank has continued to see consistent growth in community bank loans and core deposits. This growth will continue to position BayFirst as the premier community bank of Tampa Bay.
The company's government guaranteed loan origination platform originated $106.4 million in new government guaranteed loans during the second quarter of 2025, of which $67.9 million were Bolt loans, which is the company's SBA 7(a) loan program designed to expeditiously provide working capital of $150,000 or less. The origination volume was relatively stable from the prior quarter, up slightly from $106.3 million of loans produced in the first quarter, of which $60.4 million were Bolt loans.
Now I will pass the microphone to Scott McKim, our CFO, to provide an overview of our financial performance.
Scott J. McKim
Executive VP & CFO
Thank you, Tom. Good morning, everyone. As Tom mentioned, we are reporting a net loss of $1.2 million from continuing operations in the second quarter. This compares to $335 thousand net loss reported in the first quarter of this year. Loans held for investment increased by $41 million, or 3.8% during the second quarter of 2025 to $1.13 billion, and increased $117.5 million, or 11.7% over the past year. During the quarter, the company originated $157 million of loans and sold $66.8 million of government guaranteed loan balances.
Deposits increased $35.5 million, or 3.1% during the second quarter of 2025 and increased $121.4 million, or 11.6% over the past year to $1.16 billion. The increase in deposits during the quarter was primarily due to increases in noninterest-bearing account balances, savings and money market account balances, and time deposits, partially offset by a decrease in interest-bearing transaction account balances.
Shareholders' equity at the end of the quarter was $109.7 million and is $9.7 million higher than the end of the second quarter of 2024. Net accumulated other comprehensive loss decreased by $10 thousand during the quarter, ending at $2.4 million. Our tangible book value decreased slightly this quarter to $22.30 per share, down from $22.77 per share at the end of the first quarter.
As Tom mentioned, our net interest margin improved impressively by 29 basis points to 4.06% in the second quarter. Net interest income was $12.3 million in the second quarter, which was an increase of $1.3 million compared to the first quarter, and it was at $3.2 million increase from the year ago quarter. Our focus on checking accounts and savings accounts versus promotional rate money market and CDs has contributed to the margin improvement that we are reporting this year. Importantly, the Bank's deposit cost has decreased from 3.78% in the fourth quarter of last year, down to 3.33% in the second quarter.

BayFirst Financial Corp.
Second Quarter 2025 Earnings Call
This 45 basis point decrease is clearly much higher than the 6 basis point decrease on interest-earning assets. I should point out that the Fed Rate change that occurred in December is fully into all of these numbers.
Noninterest income was $11.4 million in the second quarter of 2025, which is an increase from $8.8 million in the first quarter of 2025, and a small decrease from $11.7 million in the second quarter of 2024. Gains on the sale of government guaranteed loans were also $1.2 million lower in the second quarter compared to the first quarter due to slightly lower production of saleable government guaranteed loans, available to be sold. Changes in the SBA Standard Operating Procedures introduced additional steps and requirements to process small dollar loans during the quarter, which resulted in longer processing time, especially in the last month of the quarter. This meant there were fewer guaranteed loan balances available to be sold in June, and we elected to book these loans measured at fair value to match that revenue in the period where the loans were originated. The Bank sold $66.8 million of government guaranteed loan balances during the second quarter compared to $72.5 million in the first quarter.
Gains on loans booked and measured at fair value during the quarter were $3.4 million, an increase of $3.0 million for the first quarter where we had only booked a single loan at fair value. Offsetting the gains is $1.0 million of write-downs on loans previously booked at fair value. I will note that these fair value markdowns are not charge offs according to GAAP rules. However, they are very similar nonetheless, and this number is inclusive of what Tom mentioned at the beginning of the call.
Our noninterest expense increased by $1.7 million in the second quarter. Most of this increase for $1.2 million represents the nondeferrable loan origination expenses incurred related to loans booked at fair value during the second quarter. This is an increase of $1.0 million from the first quarter. An increase in commission costs of $200 thousand and an increase of other expense of $100 thousand represent increases as well in noninterest expense. Our commitment to manage controllable expenses is also evident with a $1.1 million decrease in year to date noninterest expense, including the impact of loan originations and nondeferrable origination expenses. In fact, total noninterest expense overall is $1.2 million lower in 2025 compared to the same period in the first half of 2024.
Provision for credit losses was $7.3 million in the second quarter compared to $4.4 million in the first quarter, and $3.0 million from the second quarter of 2024. Net charge offs, primarily unguaranteed SBA 7(a) balances, were $6.8 million in the quarter. That was an increase of $3.5 million compared to the first quarter, which was $3.3 million. These additional net charge offs are the increase as well that Tom had mentioned. Annualized net charge offs as a percentage of loans held for investment at amortized costs were 2.6% for the second quarter. That is up from 1.28% in the first quarter as well as being up from 1.45% in the second quarter of 2024. Nonperforming assets were 1.79% of total assets as of June 30, 2025. This is down compared to 2.08% as of March 31, 2025, and compared to 1.28% on June 30, 2024. Nonperforming assets, excluding government guaranteed loan balances were 1.12% of total assets as of June 30, 2025. That was also a decrease from 1.22% as of March 31, 2025, and up slightly from 0.82% on June 30, 2024.
The ratio of allowance for credit losses to total loans held for investment at amortized cost was 1.65% at June 30, 2025, which is up slightly from 1.61% as of March 31, 2025, and 1.50% on June 30, 2024. The ratio of ACL to total loans held for investment at amortized cost, excluding government guaranteed loan balances, was 1.85% at June 30, 2025, and that was consistent with the 1.84% at March 31 of this year and 1.73% of June of last year.
At this time, I'll turn the call over to Robin for some additional comments.

BayFirst Financial Corp.
Second Quarter 2025 Earnings Call
Robin L. Oliver
President, COO & Director
Thank you, Scott. As Tom and Scott have detailed, asset quality trends, primarily in our SBA 7(a) small loan program product continue to decline in the current economic environment. Although we have strengthened credit underwriting parameters and reduced volume from the height of the Bolt loan program, the losses in both Bolt loans and our earlier vintages of small balance loans originated prior to 2022, continue to worsen given the recent historic rise in interest rates, high inflation, and now tariff uncertainty. Management has significantly increased collections and portfolio management staff over the past year to ensure we are proactively collecting payments or modifying loans if prudent for as many borrowers as possible. Our Chief Credit Officer and Director of Credit Administration, both hired in the first quarter this year, are working diligently supported by all of management to ensure strong oversight is provided to reduce losses wherever possible.
As part of our review of strategic alternatives, evaluation of the small loan program product and related underwriting is underway with further announcements forthcoming. I also want to point out that although there have been some credit deterioration in our more traditional SBA 7(a) loan product that we call core, the historical credit quality of this portfolio has been significantly better than the small loan program with strengthened underwriting, more collateral, and deeper relationships with the Bank.
Outside of SBA lending, our conventional commercial loan portfolio continues to demonstrate strong asset quality metrics and provide solid yields as we have grown this portfolio at a steady pace over the past year with conventional commercial loan balances increasing by $31.9 million, or 16% since June of last year. The conventional consumer and residential portfolios have also increased steadily over the past year with demand for HELOCs continuing on in this economic environment. Since June of 2024, consumer and residential loan balances have increased by $78.9 million, or 20%. So even with the headwinds we described in credit quality that we are currently managing through, our future is anchored by an outstanding community bank in one of the most desirable markets in the country.
As we've stated previously, we serve a broad community of small businesses, individuals, and families and have become a notable presence in our Tampa Bay and Sarasota communities with outstanding customer service and community partnerships, demonstrating our commitment to innovative solutions with a personal touch. At this time, I will turn it back to Tom for his final thoughts.
Thomas G. Zernick
CEO & Director
Our Board of Directors and leadership team are committed to driving resilience and innovation as we position the company for long term success and enhanced shareholder value. We are confident that these efforts will better align the company and our Bank with the demands of a dynamic banking landscape.
Thank you all for joining us this morning.
Robin L. Oliver
President, COO & Director
We will now turn it back for questions.

BayFirst Financial Corp.
Second Quarter 2025 Earnings Call

QUESTIONS AND ANSWERS
Operator
[Operator Instructions] And your first question will be from Ian Green at Pendragon Capital.
Ian Green
Pendragon Capital
How would a 25 basis point cut in Fed Funds, it seems like the market is kind of trying to price that in. How would that flow through to your NIM? And I guess, do you benefit on the asset side. The second part to that question is, for your repricing of your assets, do you have old vintages? I know some of that's been problematic going to higher rates. But in general, you benefit as some of these older vintages roll off?
Scott J. McKim
Executive VP & CFO
Ian, this is Scott. I'll take that question. I want to be real clear that when we talk about the balance sheet and as we said it in the past, we are asset sensitive. And that typically is kind of the overarching answer to your question. But I think if we drill down just one level with it, I also want to point out the fact that the older vintages of loans really are still prime based.
And so therefore, they're going to reprice even with the newer vintages. And accordingly, it's our liability side or really the deposit book also is variably priced almost to the same degree. So we're pretty well matched. I don't expect the Fed to move today, but if they were and there's a 25 basis point decrease, I would say that we will probably have a few basis points temporary compression. But really by the end of the next quarter, that would work its way through. So the margin itself should be relatively stable. We wouldn't expect any other expansion from a rate decrease or really a rate increase otherwise.
Ian Green
Pendragon Capital
Okay. Got you. And I guess if I could just follow up. I mean in general, you're feeling about capital? I mean, do you see a scenario or probabilities of having to raise additional capital here?
Scott J. McKim
Executive VP & CFO
That's a good question. And we do talk about it frequently and are engaged with the Board of Directors. And we typically look at different options. And the Bank is well capitalized right now. And we don't like, obviously, we don't like reporting losses and how it tends to dilute things and reduce overall capital. But we do have some options. We have not made any decisions on any imminent actions at this point in time. But as Tom mentioned, we continue to go through a lot of strategic development work here. And if we do move down that course, certainly, we'll let everyone know in a press release and 8K.
Operator
Next question will be from Julienne Cassarino at Sycamore.

BayFirst Financial Corp.
Second Quarter 2025 Earnings Call
Julienne Cassarino
Sycamore Analytics
So I apologize, I missed Ian's questions because I had to change my phone handset. So I hope I don't ask a question yet, but I just caught the word stable net interest margin or stable margin. So I wanted to ask also the NIM was great. Is there anything onetime in that? It sounds like no, right?
Scott J. McKim
Executive VP & CFO
No. It's -- and Julienne, if you kind of recall our prior announcements and kind of even the conversations that you've asked us directly, we've been working really hard to manage our deposit cost and make sure that as we grow deposits, we're doing it at rates that are consistent with what our peers are doing in the market. The marketplace here is very dynamic. It's high growth. There's lots of opportunity, which, in addition to the institutions that are based here, we have a lot of out of town institutions that come in, they offer promotional rate programs that we compete with and have competed with over the years.
That's not to say that we don't do some of that, but we're trying to manage the book in a way that allows us to have lower overall deposit costs and lower overall funding costs. Our team really has done a terrific job with that narrative. And certainly, it's hard for most institutions to really grow deposits in a meaningful way, but we've been very purposeful. And we believe that where the margin is at now is a fairly stable level. It certainly was our goal to get to 4% this year. And I'm pleased that in the second quarter, we were able to do that.
Ian's question was around if there was a Fed Rate change, say, of a quarter point, what would that mean to the margin? And the short answer to that is that if it happens, we would expect to see a small compression. But as both sides of the balance sheet reprice throughout the quarter, it would generally kind of recover back to the same level that it's at now.
Julienne Cassarino
Sycamore Analytics
Okay. So 4 handle should be able to stick?
Scott J. McKim
Executive VP & CFO
That is my belief. Like I said, we worked really hard to get where we're at, and there's always more work to do. But again, it's a compliment the team and for the efforts that they've done.
Julienne Cassarino
Sycamore Analytics
Yes, definitely. And likewise, the loan and deposit growth were good. Is that -- there's nothing onetime or seasonal? Or is that a good run rate? Or is there anything that's nonrecurring in nature?
Scott J. McKim
Executive VP & CFO
No, I would say that's pretty stable. I think even if you go back and look at second quarter of last year, we did pretty darn well as far as growth in our conventional and our retail loan deliveries. I suppose you could call that seasonal. Second quarter seems to be one of our best ones in terms of growth. Robin, anything you want to add to that?

BayFirst Financial Corp.
Second Quarter 2025 Earnings Call
Robin L. Oliver
President, COO & Director
No, I think that's a pretty typical run rate for us at this point. So we really are seeing a lot of consumer demand still. And sometimes the product mix shifts on that as to what's in demand, for example, residential is really not in favor right now, but the HELOCs are and things can turn around as the rate environment changes. But so far, this is probably a pretty steady rate for us.
Julienne Cassarino
Sycamore Analytics
Right, right. You don't have a lot of HELOCs. No, you do, actually. I'm sorry.
Robin L. Oliver
President, COO & Director
Yes, we do.
Julienne Cassarino
Sycamore Analytics
Yes. Okay. Okay. And the credit issues, I just want to -- is it ring -- like is it concentrated only in that one loan category, the SBA loans?
Robin L. Oliver
President, COO & Director
I would say, by and large, historically, the vast majority, 99% -- well, maybe that's high, but over 90% of our credit losses have been SBA loans period and whether they're larger loans or smaller loans. And by far, of those SBA losses, the vast majority is in our small loan program loans, which historically has been 70% to 80% of our volume, too, keep in mind.
Strangely enough, the larger loans actually perform better. I think you have different types of borrowers, more sophistication in the financial statements, and things of that nature with some of those larger borrowers. And we have more collateral on a lot of those as well. So those have performed better. But the small loan program loans, no matter whether it's our Bank or any others, are the riskiest loan program within the SBA, which is why we're pricing them at prime plus 4.75% is our Bolt loan pricing. So that really is where a lot of the losses are concentrated.
If you go back to pre-pandemic, we had a lot of those small loan program loans, and they probably got in priced at 6% and now they're paying significantly higher than that and some of their payments have doubled. But even the Bolt loans that are more recent, we're still seeing stress in that portfolio, which is why we are really closely looking at that program and how best to move forward. And I indicated some announcements will likely be coming soon on that.
But that's really where the stress is. Not to say that there's not a consumer -- as the consumer volume grows, you're always going to have some consumer charge offs here and there, but it hasn't been overwhelming. And also, I just want to remind you, too, that on our HELOCs, yes, we have a decent amount of them. We also have an insured product for many of our HELOCs, which is an interesting program where anything over 80% loan-to-value. We won't do that unless it can fit in this insured product and it's with a separate insurance carrier. And on a loan by loan basis, they will secure all of the balance of our HELOC. And we have had claims that we've had to make there and have had those paid.

BayFirst Financial Corp.
Second Quarter 2025 Earnings Call
Julienne Cassarino
Sycamore Analytics
You have had them paid. Just real quick, in the HELOC book, do you also own the first positions as well or not typically?
Robin L. Oliver
President, COO & Director
Not typically, although more than you might think of our HELOCs are first mortgages. Believe it or not, I mean, there's probably -- I don't know what the number is today. I looked at it at March 31 and around 20% of the HELOCs or second liens in general -- or the HELOCs -- yes, were first liens, not second liens. The loan-to-value ratio was generally low and the credit profile was better than we expected when we really did a deep dive analysis. But there are some cases where we'll do a piggyback loan with the first and second at the same time. So we do have some of those, but it's not as typical.
Julienne Cassarino
Sycamore Analytics
Yes. So even if they're in first position, they still in the call report, have to go under revolver, revolving 1 to 4 even it is first position, and that's because they're not fixed rate or something or?
Robin L. Oliver
President, COO & Director
Yes. That is correct.
Julienne Cassarino
Sycamore Analytics
All right. And so yes, just back to the Bolt loans then. So you're not -- but it seems like from the deck that you're growing the Bolt loans despite the credit issues. Is that right?
Robin L. Oliver
President, COO & Director
I think the Bolt loan volume has been choppy, right? I would say it's pretty steady over this past -- or over year to date, at least, right? I mean at the height of our Bolt loan program, I would say we were up to $38 million, almost $40 million a month in volume. And then we instituted some additional credit underwriting parameters and really pulled back on that volume. And then it's kind of normal ebbs and flows from there with just seasonality and what's going on in the marketplace.
The hard part is we've instituted additional credit underwriting in April of this year, but you really don't see the results of that until 1 and a half years, 2 years out, right? So you can't -- it's a relatively new product for us that started in June of 2022. So we're just now having some of those loans season. And I think some of the earlier vintages definitely showed more stress than likely what we're doing today. But we're definitely not trying to increase volume in Bolt. And we're looking at the whole program in its entirety as we speak.
Julienne Cassarino
Sycamore Analytics
Okay. So it's not growing. So just a quick question to characterize the SBA credit issues. It's been largely the smaller sized loans, no geographic concentration for credit issues. Is that accurate? It's been anywhere?

BayFirst Financial Corp.
Second Quarter 2025 Earnings Call
Robin L. Oliver
President, COO & Director
That is correct. It's really broad and there's been some NAICS codes that don't perform as well, and we look at those every quarter. And when we see additional stress in those NAICS codes, for example, transportation is one that we cut off over a year ago. So when we see those industries that are more stressed and causing more losses, we'll take action to stop doing those particular NAICS codes. But in general, our losses kind of mirror, if you looked at the SBA as a whole, where their losses fall from a NAICS codes standpoint and no geographic concentration.
Julienne Cassarino
Sycamore Analytics
Okay. And the smaller size and then also low rate, meaning ones that were originated -- sorry, ones that were originated like in 2020-21.
Robin L. Oliver
President, COO & Director
Well, it's both. It really -- yes, the older ones, vintages that started at lower rates definitely have had stress and are struggling to keep up with the payments. But even the Bolt loans, many of them made in a higher rate environment are also showing stress. I think it just speaks to the nature of what's going on with small businesses here in this economic environment. And I think the reality is we just have a higher concentration of small loan program loans compared to our peers that do SBA lending. And so that's why we're evaluating we've been on a trajectory to try to do more larger loans and increase our loan size to improve credit quality.
Operator
Next, we will hear from Ross Haberman at RLH Investments.
Ross Haberman
RLH Investments, LLC
I just have just 2 quick follow-ups from Julienne's questions. How big are those Bolt loans in total on your balance sheet today? And could you segregate them between, as you describe them, the larger loan size and the smaller ones, which where you're having the more of the credit issues, it sounds like.
Scott J. McKim
Executive VP & CFO
Yes. Ross, these are going to be some round numbers for you. But the total SBA portfolio is around $350 million or was as of June 30. And the Bolt loan component of that was about $160 million. And that includes both guaranteed and nonguaranteed and the stress component that Robin sort of elaborated on, on the small dollar loans that is nonguaranteed was about $123 million at the end of June. And that also includes kind of our historical Flash cap loans as well, which we also put in that bucket as far as demonstrating some of these characteristics.
Ross Haberman
RLH Investments, LLC
And is that where you took most of your reserves this quarter in that $123 million unguaranteed portion?
Scott J. McKim
Executive VP & CFO

BayFirst Financial Corp.
Second Quarter 2025 Earnings Call
Yes, that is the largest component of our ACL.
Ross Haberman
RLH Investments, LLC
And just one last question. You said something in your verbiage. You said you're going to evaluate strategic alternatives. Did you hire an investment banker or something? And could you tell us a little more, if anything, about that?
Robin L. Oliver
President, COO & Director
We can't really speak to that, Ross, as you probably know. But obviously, we are looking at every possibility to make sure we have a successful path forward. And we haven't made any announcement yet because we're still evaluating in a lot of ways. And so we want to make sure we give that thoughtful consideration and model out all kinds of different scenarios to make the best decision to get us back on track in our earnings and going up and to the right.
Ross Haberman
RLH Investments, LLC
And just one follow-up. Can you say which investment bank you've hired to help you?
Robin L. Oliver
President, COO & Director
No. Sorry, Ross. That would imply we hired one.
Scott J. McKim
Executive VP & CFO
Ross, I think it's safe for us to say it's -- obviously, we're seeking counsel and working very closely with the Board of Directors at the same time. So it's -- that work continues. And as Tom mentioned, we'll have more to come here in the coming weeks.
Operator
Next is a follow-up from Ian Green at Pendragon Capital.
Ian Green
Pendragon Capital
Yes, I appreciate your time. I just wanted to clarify, you're still making those small SBA loans? And are you still making -- what's the pipeline for the SBA products and sort of selling off the piece for gain on sale? Is that pipeline still active and working?
Robin L. Oliver
President, COO & Director
So on our SBA loans, we are moving towards a focus on the core loans, our larger, more traditional SBA 7(a) loans that folks think of, not the small loan program. And there is a steady market flow of good premiums on those loans. Obviously, through June 30, we have continued to do small loan program loans, and those do enjoy a very healthy premium. We have seen really outstanding premiums over the past year on those Bolt loans when we sell into the secondary market. But we've got to continue to evaluate the credit losses and the profitability of the program to make sure we're looking at that product and the health of it as we move forward.

BayFirst Financial Corp.
Second Quarter 2025 Earnings Call
Ian Green
Pendragon Capital
So on a linked quarter basis or so, it seemed like it went -- you lowered the amount of -- the gain on sale was down fairly significantly from the first quarter to the second. Do you anticipate that the gain on sales will continue to decline for a period? Or do you think there's some stability in that?
Scott J. McKim
Executive VP & CFO
Yes, Ross, I would ask you to also include the fair value gain in that number. And when you combine those two, it's not down a dramatic amount. The difference is that because of the added time period for processing loan applications that we noted in the second quarter, we weren't able to sell them. So we went ahead and booked the loans measured at fair value. And that way, we were able to recognize the gains that we'll pick up when we sell them in the future. As far as going forward, I think the premium percentages that we have earned will continue. The overall total gain impact will be dependent upon what the loan volume is.
Ian Green
Pendragon Capital
Okay. Great. All right. And just another quick -- both of your preferred stock issues are private placements or do...
Scott J. McKim
Executive VP & CFO
I'm sorry, repeat that.
Ian Green
Pendragon Capital
The preferred stocks, are they both private placements? Or is there a market in your preferred?
Scott J. McKim
Executive VP & CFO
No, they do not trade. There's not a market on any of the three of them.
Operator
Next is a follow-up from Julienne Cassarino at Sycamore.
Julienne Cassarino
Sycamore Analytics
Real quick. The tangible book per share, $22.30, does that include the preferred or no? Is that tangible common book per share or just tangible book per share?
Scott J. McKim
Executive VP & CFO
Tangible book per share.

BayFirst Financial Corp.
Second Quarter 2025 Earnings Call
Julienne Cassarino
Sycamore Analytics
So it includes that preferred amount. The -- I don't know, the loan sale gains, are you selling -- or just the loan sales, are you selling the loans with recourse?
Scott J. McKim
Executive VP & CFO
No, no.
Julienne Cassarino
Sycamore Analytics
No recourse. Okay. And then have the margin -- the loan sale gains on these SBA loans, has that margin been -- what is the margin? And has it been changing any trending in any direction?
Scott J. McKim
Executive VP & CFO
Let me characterize it this way, Julienne. It's -- when the loans are offered in the market, investors will buy it and they will purchase the loans at a premium. So I guess I'll use that term premium. I would say that what we have seen with the premiums that we are earning on it, they've been relatively stable. The SBA has reinstituted some guarantee fees across the board, and those have depressed the overall gross premiums that we've earned by about 100 basis points. But we still get on the small dollar loans as we sell them in the marketplace, it's still somewhere in the neighborhood of 13% or so. And then the core loans are a little bit less. They tend to be about 10%.
Julienne Cassarino
Sycamore Analytics
Has that been changing any direction and changing at all?
Scott J. McKim
Executive VP & CFO
No, that's been fairly stable.
Operator
And at this time, we have no other questions registered, which will conclude your conference call for today. We thank you for attending and at this time, ask that you please disconnect your lines. Enjoy the rest of your day.